UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 30, 2013

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, the Compensation Committee conducted its annual review of our President and Chief Executive Officer, Stephen C. Taylor. In connection with that review, the Committee increased the base salary of Mr. Taylor from $417,600 to $459,250. Pursuant to the terms of Mr. Taylor’s employment agreement the Company granted Mr. Taylor a restricted stock award totaling 15,000 shares of our common stock pursuant to our 2009 Restricted Stock/Unit Plan (the “Plan”) for 2012. In addition, the Committee granted Mr. Taylor 41,950 shares of restricted stock under the Plan in recognition of Mr. Taylor’s leadership and contributions to the Company's strong 2012 financial and operational results, which included: (i) increasing gross operating margins by 26% from $34.8 million to $43.8 million, (ii) achieving in 2012 a 44% increase in revenues, 36% increase in operating income, a 30% increase in net income and a 21% increase in EBITDA, (iii) increasing the cash balance by $11.7 million to $28.1 million while investing $32 million in capital for equipment, (iv) increasing earnings per share by 29%, (v) controlling S, G & A expense to under 9% of revenues, (vi) increasing rental revenue by 16% despite a large non-recurring sale from the fleet and (vii) maintaining safety performance.

The closing price of our common stock on April 30, 2013 was $20.19 per share. All 56,950 of the restricted shares are subject to a one year vesting requirement, although such vesting is subject to acceleration and all shares will immediately vest in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Plan. Also, under our Annual Incentive Bonus Plan, for 2013 the Committee set Mr. Taylor’s target award opportunity to up to 90% of his base salary.

All other compensation for Mr. Taylor for the year ended December 31, 2012 was previously reported by the Company in the Summary Compensation Table on page 22 of the Proxy Statement for the Annual Shareholders Meeting of the Company to be held on June 12, 2013, filed with the Securities and Exchange Commission on April 29, 2013 (the “Proxy Statement”). As of the filing of the Proxy Statement, the restricted stock award for Mr. Taylor had not been determined and, therefore, was omitted from the Summary Compensation Table included in the Proxy Statement. Pursuant to Item 5.02(f) of Form 8-K, the restricted stock award for Mr. Taylor for the year ended December 31, 2012 is set forth below together with the other compensation previously reported, and the new total compensation amount.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($) (2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Stephen C. Taylor, Chairman, President & CEO	2012	$411,211	$3,786	$1,149,821	$ 139,518(6)	$409,150	$14,277	$2,217,763
	2011	363,000	3,786	1,107,500	711,871(7)	235,043	13,062	2,434,262
	2010	316,269	3,160	184,778	380,011(8)	18,960	13,082	915,991

{JK00478585.1 }

(1)	The amounts reflected in column (d) reflect payments under the company's profit sharing program administered to all employees. This program was administered as a Christmas Bonus prior to 2011.

(2)	The amounts in column (e) reflect the grant date fair value of stock granted under our 2009 Restricted Stock/Unit Plan.

(3)
The amounts in column (f) reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal years ended December 31, 2010, 2011 and 2012, in accordance with FASB ASC Topic 718, associated with stock option grants under our 1998 Stock Option Plan.  Assumptions used to calculate these amounts are included in footnote 9 to our audited financial statements for the fiscal year ended December 31, 2009, in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2010, and in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2011.

(4)	The amounts in column (g) reflect the cash bonus awards to Mr. Taylor under our Annual Incentive Bonus Plan.

(5)
The amounts shown in column (h) include matching contributions made by Natural Gas Services Group to Mr. Taylor under our 401(k) plan and the aggregate incremental cost to Natural Gas Services Group of perquisites provided to our named executive officers as follows:

Name	Year	Automobile Allowance	Personal Use of Company Provided Automobiles	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only	401(k) Plan	Total(a)

Stephen C. Taylor	2012	—	$1,237	$6,716	$6,324	$14,277
	2011	—	1,237	5,220	6,605	13,062
	2010	—	1,237	5,220	6,625	13,082

(a) The amounts reflected in this column include a nominal cash Christmas bonus paid to each of the named executive officers in the fiscal years ended December 31, 2010.

(6)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2012, in accordance with FASB ASC Topic 718, for (a) 10,000 shares of common stock that vested on January 28, 2012 under the stock option granted to Mr. Taylor on January 28, 2009, (b) 10,000 shares of common stock that vested on January 18, 2012 under the stock option granted to Mr. Taylor on January 18, 2010.

(7)
This amount reflects the dollar amount recognized for financial statements reporting purposes for the fiscal year ended December 31, 2011 in accordance with FASB ASC Topic 718, for (a) 13,333 shares of common stock that vested on January 15, 2011 under the stock option granted to Mr. Taylor on January 15, 2008, (b) 8,333 shares of common stock that vested on September 10, 2011 under the stock option granted to Mr. Taylor on September 10, 2008, (c) 10,000 shares of common stock that vested on January 28, 2011 under the stock granted to Mr. Taylor on January 28, 2009 and (d) 10,000 shares of common stock that vested on January 18, 2011 under the stock option granted to Mr. Taylor on January 18, 2010.

(8)
This amount reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with FASB ASC Topic 718, for (a) 13,333 shares of common stock that vested on January 15, 2010 under the stock option granted to Mr. Taylor on January 15, 2008, (b) 8,333 shares of common stock that vested on September 10, 2010 under the stock option granted to Mr. Taylor on September 10, 2008, (c) 10,000 shares of common stock that vested on January 28, 2011 under the stock option granted to Mr. Taylor on January 28, 2009 and (d) 10,000 shares of common stock that vested on January 18, 2011 under the stock option granted to Mr. Taylor on January 18, 2010.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: May 6, 2013
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer

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